UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

SOURCE CAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-1731	95-2559370
(Commission File Number)	(I.R.S. Employer Identification No.)

235 West Galena Street

Milwaukee, WI 53212-3948

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (626) 385-5777

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of Source Capital, Inc. (the “Fund”) announced that it will reorganize into a Delaware Trust after the close of business on December 31, 2024, under the terms and conditions approved by shareholders at the Annual Meeting held in July 2024. Upon the reorganization, the Fund’s name will change to “Source Capital” and it will continue to trade on the NYSE under the SOR ticker. The Fund also announced that a special year-end distribution will be required for 2024. This year the special year-end distribution will still be taxable for 2024 but declared at or near the end of December paid in early January 2025. These matters are more fully described in the press release published on November 19, 2024, which is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated November 19, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Capital, Inc.

Dated: November 19, 2024	/s/ Diane J. Drake
Name: Diane J. Drake
Title: Secretary